EXHIBIT 3.2


                                          [As adopted upon the effectiveness of
                                           the Plan of Reorganization and
                                           Agreement and Plan of Merger]


                           HOLT'S CIGAR HOLDINGS, INC.
                                     BY-LAWS
                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be as stated in the Certificate of Incorporation or at such other location to which the registered office shall be changed by action of the Board of Directors.

         The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the Stockholders for the election of Directors shall be held at such place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware. Meetings of Stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of the Stockholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the Board

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of Directors and stated in the notice of the meeting, which date shall be within thirteen months subsequent to the last annual meeting of Stockholders. At the annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the President or Secretary of the Corporation.

         Section 4. Business to be Conducted.

                a) At an annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of the giving of such Stockholder's notice provided for in this Section who shall be entitled to vote at such meeting and who complies with the requirements of this Section and as shall otherwise be proper subjects for Stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a Stockholder, in addition to any other applicable requirements, the Stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 90th day

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                           prior to the first anniversary of the preceding
                           year's annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting of Stockholders to be held in 1998 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any such Stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business and any other Stockholders known by such Stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the Stockholder on the date of such notice, (iv) any financial interest of the Stockholder in such proposal and (v) a representation that the Stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. The presiding Officer of the annual meeting shall determine whether the requirements of this paragraph (a) have been met with respect to any Stockholder proposal. If the presiding Officer determines that a

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                           Stockholder proposal was not made in accordance with
                           the terms of this paragraph (a), he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

                  b) Notwithstanding the foregoing provisions of this Section, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 as may be from time to time amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Section 5. Stockholder List. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

         Section 6. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the President, or by the request in writing of a majority of the Board of Directors.

         Section 7. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or

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purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each Stockholder entitled to vote at such meeting.

         Section 8. Purpose of Special Meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

         Section 9. Record Date. For purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than sixty
(60) days and, in the case of a meeting of Stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken. The Board of Directors shall not close the books of the Corporation against transfer of shares during the whole or any part of such period. If the Board of Directors does not fix a record date for any meeting of the Stockholders, the record date for determining Stockholders entitled to notice of or to vote at such meeting, it shall be the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held.

         Section 10. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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         Section 11. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         Section 12. Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-Laws, the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of Directors.

         Section 13. Proxy. Unless otherwise provided in the Certificate of Incorporation, each Stockholder shall at every meeting of the Stockholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such Stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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         Section 14. Written Consent. Unless otherwise provided in the
Certificate of Incorporation, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of at least sixty-six and two-thirds percent (66 2/3%) of all shares of the Corporation entitled to vote on the action and if such action has been previously approved by all of the then members of the Board of Directors. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number of Directors. The number of Directors which shall constitute the whole board shall consist of not less than one (1) nor more than fifteen (15) members, the exact number to be fixed and determined from time to time by resolution of the Board of Directors. The Directors shall be classified and shall be elected in accordance with Section VI of the Certificate of Incorporation and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be Stockholders.

         Section 2. Vacancies. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election of that class of Directors for which the Directors are chosen and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

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         Section 3. Nomination of Directors. Subject to such rights of the holders of one or more outstanding series of Preferred Stock of the Corporation to elect one or more Directors in case of arrearages in the payment of dividends or other defaults as shall be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the establishment of any such series, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as, and to serve as, Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the Stockholders at which Directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of the giving of such Stockholder's notice provided for in this Section, who shall be entitled to vote at such meeting in the election of Directors and who complies with the requirements of this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the Stockholders of the Corporation, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting of Stockholders to be held in 1998 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and
(ii) with respect to an election to be held at a special meeting of Stockholders of the Corporation for the election of Directors not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to Stockholders of the Corporation as provided in
Section 7 hereof or public disclosure of the date of the special meeting was made, whichever first occurs. Any such Stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person,
(iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a Director if elected and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (b) as to the Stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the number of shares of each class of voting stock of the Corporation which are then beneficially owned by such Stockholder. The presiding Officer of the meeting of Stockholders shall determine whether the requirements of this Section have been met with respect to any nomination or intended nomination. If the presiding Officer determines that any nomination was not made in accordance with the requirements of this Section, he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

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         Section 4. Management by Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the Stockholders.

         Section 5. Removal. Directors may be removed only for cause by a majority vote of Stockholders then entitled to vote in an election of Directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 6. Meetings. The Board of Directors of the Corporation shall hold quarterly meetings either within or without the State of Delaware. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution adopted by the Board of Directors.

         Section 8. Special Meetings. Special meetings of the Board may be called by the President or Secretary on one days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary or by resolution adopted by the Board of Directors, in each case, at such time and at such place as may be stated in the notice of the meeting.

         Section 9. Quorum. At all meetings of the board, a majority of the Directors shall constitute a quorum, except when there is a board of one (1) Director; then one Director shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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         Section 10. Consent in Writing. Unless otherwise restricted by the
Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 11. Telephone. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the

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management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware Corporation Law respecting mergers between a parent and a subsidiary at least 90% of the outstanding stock of each class of which is owned by the parent. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


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                            COMPENSATION OF DIRECTORS

         Section 14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Manner of Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to the Directors may also be given by telegram.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                    ARTICLE V
                                    OFFICERS

         Section 1. Election of Officers. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide. The Board of Directors at its first meeting after each annual meeting of Stockholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 2. Salaries. The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 3. Removal and Vacancy. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         THE PRESIDENT

         Section 4. Duties of President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.


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         Section 5. Corporate Seal. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

         THE VICE-PRESIDENT

         Section 6. Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or

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by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         Section 8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

         Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 10. Disbursement of Funds. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 11. Bond. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 12. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certifi-cates, shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered to him, her or it in certificate form.

         Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect


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as if he or she were such Officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit


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or proceeding (hereinafter a "proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action or suit by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as Director or Officer or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent and manner authorized or permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and each person to whom this right to indemnification applies shall be a third party beneficiary of such right and shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by this Article. Such right shall include the right to be paid by the Corporation the expenses incurred in any such proceeding in advance of its


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final disposition; provided, however, that, if the Delaware General Corporation
Law requires, the payment of such expenses incurred by a Director or Officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees, agents or fiduciaries of the Corporation or to any person who is or was serving at the request of the Corporation as an employee, agent or fiduciary of another Corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, with the same or lesser scope and effect as set forth herein and in the other sections of this Article. If and to the extent that the Delaware General Corporation Law requires that indemnification be provided in a given instance only if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, then termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. If the Delaware General Corporation Law so requires, then any person who is otherwise entitled to indemnification hereunder with respect to any threatened, pending or completed proceeding by or in the right of the Corporation shall be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation only if and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.



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         Section 2. Denial of Right to Indemnification. Indemnification under
Section 1 above shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of a Director or Officer is not proper in the circumstances because of grounds for denying indemnification under this Article or under applicable law. Such determination may be made only
(i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding ("disinterested Directors"), or (ii) by a Committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders.

         Section 3. Expenses in Successful Defense. Notwithstanding any other provisions of this Article, to the extent that a Director or Officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 4. Request for Indemnification. To request indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

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         Section 5. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6. Non-Exclusivity of Rights. The rights to indemnification and the payment of expenses incurred in a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of Stockholders or disinterested Directors, or otherwise.

         Section 7. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee, agent or fiduciary of the Corporation or of another Corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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         Section 8.  Interpretation.  For purposes of this Article:

                  a) References to "the Corporation," upon written resolution of the Corporation's Board of Directors shall include, in addition to the Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to in demnify its Directors or Officers, so that any person who is or was a Director or Officer of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director or Officer of another Corporation, shall for purposes of this Article be deemed to hold the same position in the Corporation as he or she held in such constituent Corporation.

                  b) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 9. Amendment or Repeal. This Article may hereafter be amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a Director or Officer to obtain indemnification or advancement of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal, which date cannot be retroactive.

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                                  ARTICLE VIII
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the Stockholders when called for by vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.

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                                     CHECKS

         Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. By the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present.



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         Section 2. By the Stockholders. Subject to the provisions of the
Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of Stockholders, or at any special meeting of Stockholders, provided notice of such alteration, amendment, repeal or adoption of new By-Laws shall have been stated in the notice of such special meeting.


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